EXHIBIT 99.1

SECURITY BIOMETRICS, INC. ANNOUNCES CHANGES IN ITS SENIOR MANAGEMENT AND THE APPOINTMENT OF RETIRED REAR ADMIRAL STUART PLATT TO THE BOARD OF DIRECTORS

NEW YORK, May 17 /PRNewswire-FirstCall/ -- Security Biometrics, Inc. (OTC Bulletin Board: SBTI.OB) today announced that Michel Berty, Chairman, CEO and Director, has resigned from the company for personal reasons and Mr. Wayne Taylor, founder and Director, has agreed to take over as Interim CEO until such time as a replacement is identified.

Senator  David  Angus  has  also  resigned  as  a  director  of  the  Company.
Senator Angus is replaced by Rear Admiral Stuart Platt, SC, USN, Ret., who joined the Company's Board of Directors effective May 14, 2004.

Admiral Platt RET, said, "I look forward to working with the Security Biometrics Board of Directors and Management Team to help them strategically in their drive to obtain substantial business growth and profitability. I see the company now poising itself well for strong entry into Defense and other Federal markets."

Rear Admiral Stuart Platt has enjoyed a distinguished 31-year military career in the United States Navy, where he led an historic reform program to improve the way the Navy buys ships, aircraft and weapons systems. He was Deputy Commander of the Naval Sea Systems, where he was responsible for the acquisition of Navy surface ships and submarines during the buildup of the 600 ship Navy. He was recently honored by being named to the Cold War Leadership Hall of Fame by the Submarine Force Library and Museum Association. He serves as the Chairman of the Historic Ships Foundation in San Francisco and as a Presidential appointee to the Board of Governors of the United States Merchant Marine Academy. Admiral Platt holds a Master of Science degree from the William E. Simon Graduate School of Business at the University of Rochester as well as an MBA from the School of Business at the University of Michigan. He is a Wall Street Scholar and also a graduate of the Executive Program, Executive School of Business at Stanford University.

Admiral Stuart Platt has followed his successful military career with an executive career in business, principally in the technology and defense sectors.

Admiral Platt is the Chairman of The Wornick Company, the largest seller of combat rations to the Department of Defense and the Chairman of IDM Services, a Washington based, international data storage firm. He also serves on the Board of DRS Technologies; a New York Stock Exchange listed Defense Electronics Company.

Gerard Munera, speaking on behalf of the board, said, "We are very pleased to welcome Admiral Platt as a board member. Admiral Platt will bring to the board a fresh approach to our government sector initiatives to provide biometric signature authentication powered by Penflow(TM) for secure credential authentication, electronic passports, entry and exit immigration, security checks, and control of restricted areas." Mr. Munera also stated, "I join the shareholders and board members in thanking Michel Berty and the Honorable Senator David Angus for their long standing support."

The Board is also pleased to announce the appointment of David Weiss, CPA, as Chief Financial Officer. Mr. Weiss had previously been serving as interim CFO. Mr. Weiss has experience in public accounting and has served as an accounting manager at Kroll Associates and as controller at About.com, the fifth largest company on the web, as controller while the company grew to 550 employees and in excess of $100 million in revenue. David has an undergraduate


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degree  from  Brooklyn  College  and  is  a  CPA  and  a  member of the American
Institute  of  Certified  Public  Accountants.

Wayne Taylor, Interim CEO, said, "I am very pleased to have Mr. Weiss on board and we look forward to his continuing contributions."

Mr. Taylor continued, adding, "In addition to the management changes announced today, I am pleased to announce that, consistent with our ongoing efforts to reduce costs, we have decided to relocate our principal office outside of Manhattan to 200 Broadhollow Road Suite 207, Melville, NY 11747."

About  Security  Biometrics

Security Biometrics, Inc. (HTTP://WWW.SIGBIO.COM) is a leader in biometric signature authentication solutions powered by Penflow(TM) the system is based on inherent proprietary patents that validate a signature in a quick, non-invasive and highly accurate manner. The Penflow(TM) authentication engine views the signing process as a series of movements performed in a continuous, consistent and sequential process.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release may contain, and Security Biometrics, Inc. and its directors and officers may from time to time make "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Security Biometrics, Inc. cautions readers that statements regarding the Company's future revenues, results of operations, and business operations, among others, are forward-looking statements and are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "projects," "estimates," "believes," or statements indicating certain actions "may," "could," or "might" occur and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks and uncertainties, including the Company's ability to market its products and services in a competitive environment, the Company's ability to raise additional capital and the Company's ability to continue to perform under its existing contracts, as well as other factors, many of which are beyond the Company's control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For additional information on these uncertainties, please see the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.


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